Exhibit 4(c)(ix)

Execution Copy

EQUITY REGISTRATION RIGHTS AGREEMENT

by and between

BROADWING INC.,

GS MEZZANINE PARTNERS II, L.P.,

GS MEZZANINE PARTNERS II OFFSHORE, L.P., and

OTHER PURCHASERS NAMED HEREIN

March 26, 2003

Table of Contents

1.	Definitions

2.	Holders of Registrable Securities

3.	Registration Rights

(a)	Piggyback Rights
(b)	Shelf Registration

4.	Restrictions on Public Sale by Holder of Registrable Securities

5.	Registration Procedures

6.	Registration Expenses

7.	Indemnification

(a)	Indemnification by the Company
(b)	Indemnification by Holder of Registrable Securities
(c)	Conduct of Indemnification Proceedings
(d)	Contribution

8.	Rule 144

9.	Participation in Underwritten Offerings

10.	Miscellaneous

(a)	Remedies
(b)	No Inconsistent Agreements
(c)	Amendments and Waivers
(d)	Notices
(e)	Successors and Assigns
(f)	Counterparts
(g)	Headings
(h)	Legend
(i)	New York Law; Submission to Jurisdiction; Waiver of Jury Trial
(j)	Severability
(k)	Entire Agreement

i

EQUITY REGISTRATION RIGHTS AGREEMENT

THIS EQUITY REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of March 26, 2003, by and between Broadwing Inc., an Ohio corporation (the “Company”), GS Mezzanine Partners II, L.P., a Delaware limited partnership (“GS Mezzanine”), GS Mezzanine Partners II Offshore, L.P. (“GS Offshore”), an exempted limited partnership organized under the laws of the Cayman Islands, and any other affiliate of GS Mezzanine who purchases the Offered Securities (as defined in the Purchase Agreement) being issued under the Purchase Agreement at the Closing (as defined in the Purchase Agreement) (together with GS Mezzanine, GS Offshore and one or more partnerships, corporations, trusts or other organizations specified as a Purchaser in Schedule 1 to the Purchase Agreement which controls, is controlled by, or is under common control with, GS Mezzanine or GS Offshore, the “GS Purchasers”), and any other person specified as a Purchaser in Schedule 1 to the Purchase Agreement (together with the GS Purchasers, the “Purchasers”).

RECITALS

WHEREAS, on December 9, 2002, the Company and the Purchasers entered into a Purchase Agreement (as amended, supplemented or modified from time to time, the “Purchase Agreement”), pursuant to which the Company has issued, and the Purchasers have purchased, warrants (the “Warrants”) to purchase shares (the “Warrant Shares”) of the Company’s Common Stock (defined below), as more fully described in the Purchase Agreement; and

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.                                       Definitions.

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Advice” as defined in Section 5.

“Agreement” as defined in the preamble.

“Company” as defined in the preamble.

“Deemed Sale Advise” as defined in Section 3(b)(i).

“Effective Date” as defined in Section 3(b)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Filing Date” as defined in Section 3(b)(i).

“GS Mezzanine” as defined in the preamble.

“GS Purchasers” as defined in the preamble.

“Holder” as defined in Section 2.

“Holder Indemnified Parties” as defined in Section 7(a).

“Holders’ Information” as defined in Section 5.

“Indemnifying Party” as defined in Section 7(c).

“Initiating Holder” as defined in Section 3(a)(i).

“Liquidated Damages” as defined in Section 3(b)(ii).

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any individual, partnership, limited liability company, corporation, trust, joint stock company, business trust, joint venture, or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Purchase Agreement” as defined in the recitals.

“Purchasers” as defined in the preamble.

“Registrable Securities” means any (i) Registrable Warrant Shares owned by the Purchasers and (ii) shares of Common Stock issued or issuable, directly or indirectly, with respect to the Common Stock referenced in clause (i) above by way of stock dividend, stock split or combination of shares, provided that a security ceases to be a Registrable Security when it is no longer a Transfer Restricted Security.

“Registrable Warrant Shares” means all Warrant Shares issuable to the Holders of

Warrants upon exercise of such Warrants.

“Registrant Indemnified Parties” as defined in Section 7(b).

“Registration Default” as defined in Section 3(b)(ii).

“Registration Expenses” as defined in Section 6(a).

“Registration Default” as defined in Section 3(b)(ii).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Sale Advice” as defined in Section 3(b)(i).

“Sale Notice” as defined in Section 3(b)(i).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shelf Registration” as defined in Section 3(b)(i).

“Shelf Registration Statement” as defined in Section 3(b)(i).

“Transfer Restricted Security” means the Registrable Securities upon original issuance thereof; provided that a Registrable Security is no longer a Transfer Restricted Security when (i) a registration statement with respect to the sale of such security shall have been declared effective under the Securities Act and such security shall have been disposed of in accordance with such registration statement, (ii) such security shall have been distributed to the public  pursuant to Rule 144 (or any successor provision) under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act or (iii) such security ceases to be outstanding.

“Trigger Date” as defined in Section 3(b)(i).

“underwritten registration or underwritten offering” means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

“Warrant Agreement” means that certain Warrant Agreement, dated as of the date hereof, by and between the Company and the Purchasers.

“Warrant Shares” as defined in the recitals.

“Warrants” as defined in the recitals.

2.                                       Holders of Registrable Securities.  A Person is deemed to be a holder (a “Holder”) of Registrable Securities whenever such Person owns Registrable Securities of record.  This Agreement will inure to the benefit of and be binding upon subsequent Holders of Registrable Securities, if any, as provided in Section 10(e) hereof.

3.                                       Registration Rights.

(a)                                  Piggyback Rights.

(i)                                     Piggyback Rights.  If the Shelf Registration Statement has not been declared effective and the Company at any time after the date hereof proposes to register any of its equity securities under the Securities Act for its account or for the account of another Person (an “Initiating Holder”) (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes, a registration statement filed in order to register capital stock with respect to an acquisition or exchange offer or which constituted a part of or all the consideration for an acquisition or a registration with respect to an employee benefit plan), other than pursuant to Section 3(b), whether or not for sale for its own account, it will, at each such time, give prompt written notice (no later than 15 days prior to effectiveness of the related registration statement) to the  Holders of its intention to do so (a “Piggyback Registration”) and of the rights of the Holders under this Section 3(a).  Upon the written request of any Holder made within 10 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be registered by such Holder), the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders; provided, however, that should a Holder fail to provide timely notice to the Company, such Holder will forfeit any rights to participate in the Piggyback Registration with respect to such proposed offering; and further, provided that (A) if, at any time after giving written notice of its intention to register any securities the Company or an Initiating Holder shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company or such Initiating Holder may, at its election, give written notice of such determination to the Holders and, thereupon, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith in accordance with Section 6(a)), or the Company may elect to delay the registration, and (B) if such registration involves an underwritten offering, the Holders of Registrable Securities requesting to be included in the registration must sell their Registrable Securities to the underwriters selected by the Company or the Initiating Holders, as the case may be, on the same terms and conditions as apply to the Company or the Initiating Holders, as the case may be, with, in the case of a combined primary and secondary offering, such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings.  If a registration requested pursuant to this Section 3(a)(i) involves an underwritten public offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any portion of such securities in connection with such registration.

(ii)                                  Expenses.  The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3(a) in accordance with Section 6(a).

(iii)                               Priority in Piggyback Registrations.  If a requested registration pursuant to this Section 3(a) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number that can be sold in such offering at a price acceptable to the Company or is such as to adversely affect the success of the offering, the Company will include in such registration (a) first, (1) if the Company initiated the registration, the securities the Company proposes to sell and (2) if an Initiating Holder initiated the registration, the securities that the Initiating Holder proposes to sell, then the securities the Company proposes to sell, if any, and (b) second, the number of Registrable Securities to be included in such registration shall be allocated so that the number of securities to be registered for each requesting Holder will equal the product of (x) the total number of Registrable Securities held by such Holder and (y) a fraction (I) the numerator of which is the number of Registrable Securities which the managing underwriter advises can be sold at a price acceptable to the Company and (II) the denominator of which is the total number of Registrable Securities held by all requesting Holders (provided that any securities hereby allocated to any such Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner).

(b)                                 Shelf Registration.

(i)                                     Filing of Shelf Registration.  (A) The Company shall use its commercially reasonable efforts to prepare and file a “shelf” registration statement (the “Shelf Registration Statement”) on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a “Shelf Registration”) within 90 days following written demand therefor made by Holders of at least 25% of the number of Registrable Securities (the date of such demand, the “Trigger Date”), but in no event later than the date that is 120 days following the Trigger Date (the “Filing Date”) to permit resales of all of the Transfer Restricted Securities.  The Company agrees to use its commercially reasonable efforts to cause such Shelf Registration to become effective as soon as practicable after the filing thereof and in no event later than 90 days after the Filing Date (the “Effective Date”), and thereafter use its commercially reasonable efforts to keep it continuously effective for the period that will terminate upon the earlier of the date on which all the Transfer Restricted Securities covered by the Shelf Registration have been sold pursuant to such Shelf Registration or are eligible for resale without volume restrictions pursuant to Rule 144(k) under the Securities Act, provided that upon the occurrence or existence of any pending corporate development or any other event that, in the sole judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related prospectus, the Company shall give notice (without notice of the nature of details of such events) to the Holders of Transfer Restricted Securities that the availability of the Shelf Registration Statement is suspended and, each Holder agrees not to sell any Warrant Shares pursuant to the Shelf Registration Statement until such Holder’s receipt of copies of a supplemented or amended prospectus provided for in Section 5(b), or until it is advised in writing by the Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The period during which the availability of the Shelf Registration Statement and any prospectus is suspended (the “Suspension Period”) shall, without the Company incurring any obligation to pay Liquidated Damages pursuant to Section 3(b)(ii), not exceed 45 days in any three-month period or 90 days in any 12-month period.  The Company shall not be required to file more than one Shelf Registration Statement, subject to the provisions set forth in Section 5 hereof.

(B)  For any sale, transfer or other disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement, each Holder shall give the Company prior written notice of such sale, transfer or other disposition (any such notice, a “Sale Notice”).  Such Holder shall not consummate the sale, transfer or other disposition of Registrable Securities specified in a Sale Notice unless and until the Company has advised such Holder whether an amendment or supplement to the Shelf Registration Statement is necessary or appropriate in order for sales thereunder to be made in compliance with the Commission’s applicable rules and regulations; provided that if the Company shall not have so advised such Holder within three business days after a Sale Notice has been delivered, the Company shall be deemed to have advised such Holder on such third business day that no amendment or supplement to the Shelf Registration Statement is required (a “Deemed Sale Advise”) and such Holder may consummate the sale, transfer or other disposition of Registrable Securities described in such Sale Notice at any time during the five business day period commencing on the first business day following the date on which such Holder received such Deemed Sale Advise.  If, after receipt of a Sale Notice from a Holder, the Company advises such Holder that no amendment or supplement to the Shelf Registration Statement is necessary or appropriate in order for sales thereunder to be made in compliance with the Commission’s applicable rules and regulations (a “Sale Advice”), such Holder may consummate the sale, transfer or other disposition described in such Sale Notice at any time during the five business day period commencing on the first business day following the date on which such Holder received such Sale Advice.  If, after receipt of a Sale Notice from a Holder, the Company advises such Holder in writing that the Company considers it necessary or appropriate for the Shelf Registration Statement to be amended or supplemented in order for sales thereunder to be made in compliance with the Commission’s applicable rules and regulations prior to such Holder’s receipt of a Sale Advise or Deemed Sale Advise with respect to such Sale Notice, such Holder shall suspend the sale, transfer or other disposition of its Transfer Restricted Securities described in such Sale Notice until the Company advises such Holder that the Shelf Registration Statement has been amended or supplemented and declared effective.  The Company shall use commercially reasonable efforts to file any such amendment or supplement and cause the Shelf Registration Statement to be declared effective as soon as practicable subject, however, to clause (A) of this Section 3(b)(i).

(ii)                                  Liquidated Damages.  If (A) a Shelf Registration Statement has not been declared effective by the SEC on or prior to the date that is 90 days from the Filing Date or (B) a Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose for more than 45 days (including, without limitation, by reason of a stop order or suspension) (other than during a Suspension Period permitted under  Section 3(b)(i)(A) or as permitted under Section 3(b)(i)(B)) during the time period required for effectiveness in Section 3(b)(i) above without being succeeded promptly by a post-effective amendment that cures such failure and is promptly declared effective (it being understood that the Company shall not be obligated to maintain such effectiveness if the failure to maintain such effectiveness was caused by a failure of Holders to perform their obligations hereunder with respect to the provision of any Holders’ Information) (each such event referred to in clauses (A) and (B), a “Registration Default”), the Company agrees to pay liquidated damages (“Liquidated Damages”) to each Holder of Registrable Securities from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured: (1) during the first 90-day period during which a Registration Default shall have occurred and be continuing, in an amount equal to $0.05 per one thousand Warrant Shares for each week or portion thereof that the Registration Default continues following the occurrence of such Registration Default, (2) with respect to each subsequent 90-day period thereafter during which a Registration Default shall have occurred and be continuing, such amount shall increase by an additional $0.05 per one thousand Warrant Shares held by such Holder for each week or portion thereof until all Registration Defaults have been cured; provided that in no event shall the aggregate Liquidated Damages pursuant to this clause exceed $0.192 per one thousand Warrant Shares per week.  All Liquidated Damages shall be calculated based on the actual number of days elapsed and a 360 day year, and all accrued Liquidated Damages shall be paid by wire transfer of immediately available funds or by federal funds check on each Interest Payment Date, as defined in the Indenture.  Following the cure of all Registration Defaults relating to the Registrable Securities, the accrual of Liquidated Damages will cease.  The Company shall not pay Liquidated Damages for more than one Registration Default at any one time.  Except as provided in Section 7 hereof, no Holder of Registrable Securities shall be entitled to any damages for a Registration Default beyond the Liquidated Damages provided for herein.  All obligations of the Company set forth in Section 3(b)(ii) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations have been paid in full.

4.                                       Restrictions on Public Sale by Holder of Registrable Securities

If the Company shall register its securities or securities on behalf of an Initiating Holder under the Securities Act for sale to the public in an underwritten offering and the managing underwriter of such offering shall inform the Company that the availability of the Registrable Securities for public sale pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act would adversely interfere with the successful marketing or pricing of the securities proposed to be registered by the Company on its behalf or on behalf of an Initiating Holder, then, each Holder of Registrable Securities agrees, if requested by the managing underwriters not to effect any public sale or distribution of Warrant Shares or securities of the Company of the same class as the securities included in the registration statement relating to the Company’s or to the Initiating Holder’s securities, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), for a period which shall begin not more than 15 days prior to, and last not more than  90 days after, the effective date of each underwritten offering made pursuant to the registration statement relating to the Company’s or to the Initiating Holder’s securities, to the extent timely notified by the Company or the managing underwriters.  Each Holder of Registrable Securities agrees, if requested by the managing underwriters, to sign customary “lock-up” letters with respect to such underwritten offering.

The foregoing provisions of the preceding paragraph shall not apply to any Holder of

Registrable Securities if such Holder is prevented by applicable statute or regulation from entering any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any Registrable Securities held by such Holder and covered by a Registration Statement commencing on the date of sale of the Registrable Securities unless it has provided 90 days prior written notice of such sale or distribution to the underwriter or underwriters.

5.                                       Registration Procedures

If and whenever the Company is required to file a Registration Statement pursuant to Section 3(b) hereof, the Company will use its commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and the Company will use its commercially reasonable efforts to, as expeditiously as possible:

(a)                                  prepare and file with the SEC, within the time period provided in Section 3, a Shelf Registration Statement or Shelf Registration Statements relating to such registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements (including, if applicable, financial statements of any Person which shall have guaranteed any indebtedness of the Company) required by the SEC to be filed therewith, cooperate and assist in any filings required to be made with the NASD, and use its commercially reasonable efforts to cause such Registration Statement to become effective within the time period provided in Section 3; provided that before filing a Registration Statement or any amendments or supplements thereto with respect to the Registrable Securities, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, drafts of all such documents proposed to be filed (without exhibits or schedules), which documents will be subject to the review by such Holders and underwriters, and the Company will not file any Registration Statement or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities or such managing underwriters, if any shall reasonably object within 4 business days unless required by law in the reasonable judgment of the Company;

(b)                                 notify the selling Holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order which the Company has knowledge of suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct in any material respect, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the Company’s becoming aware that the Prospectus (including any document incorporated therein by reference), as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statement was made.

(c)                                  use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

(d)                                 if reasonably requested by the managing underwriter or underwriters or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, the Company shall use its commercially reasonable efforts to promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or the Holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such managing underwriter or underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(e)                                  furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, without charge, if requested, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(f)                                    deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, if requested, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use (subject to the limitations set forth in the last paragraph of this Section 5) of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(g)                                 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(h)                                 cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing such Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as such managing underwriters may request at least two business days prior to any sale of such Registrable Securities to the underwriters;

(i)                                     use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other U.S. governmental agencies or U.S. authorities as may be required to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities (subject to the proviso contained in clause (g) above and other than the NASD registration which shall be the responsibility of the lead underwriter);

(j)                                     upon the occurrence of any event contemplated by paragraph (b)(6) above, prepare a supplement or post-effective amendment to the related Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Holders of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances then existing;

(k)                                  use its commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if such listing is permitted under the rules of such exchange and if requested by the Holders of a majority of such Registrable Securities or the managing underwriters, if any;

(l)                                     not later than the effective date of the Registration Statement, provide a CUSIP number for all Registrable Securities and provide the transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(m)                               to the extent applicable, enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities if requested by a majority of the Holders of the Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (1) make such representations and warranties (with reasonable exceptions) to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Company addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters; (3) obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to such underwriters, if any, and to the extent that such independent certified public accounts agree, addressed to such Holders, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters by underwriters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72; (4) if an underwriting agreement is entered into, include indemnification provisions in such underwriters’ customary form; and (5) the Company shall deliver such documents and certificates as may be requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with paragraph (j) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting agreement or as and to the extent required thereunder.  In the case of a nonunderwritten offering, the Company shall deliver to the Selling Holders such of the foregoing items as are customary in a secondary offering to be delivered to selling securityholders;

(n)                                 upon appropriate prior notice, make available at reasonable times during normal business hours for inspection by any underwriter participating in any underwriting pursuant to Section 3(b)(i), and any attorney or accountant retained by such underwriters, if any, all financial and other records, pertinent corporate documents and properties of the Company as may be reasonably necessary to enable them to exercise their due diligence responsibilities, and provide reasonable access to appropriate officers of the Company in connection with such due diligence responsibilities; provided, however, that the Holders and any such underwriter, attorney or accountant shall agree to hold in confidence all information so provided except as required by law in accordance with the procedures established by such Holder for safe-keeping of confidential information; and

(o)                                 use its commercially reasonable efforts to make appropriate officers of the Company available at reasonable times during normal business hours to such Holders and underwriters for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary “road show” material in a manner consistent with other new issuances of other securities similar to the Registrable Securities.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding Holders and the distribution of such securities as the Company may from time to time reasonably request in writing (the “Holders’ Information”).

Each Holder of Registrable Securities agrees by acceptance of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(b)(3), (5) or (6) hereof that, in the reasonable judgment of the Company, it is advisable to suspend use of the prospectus for a discrete period of time due to pending corporate developments, public filings with the SEC or similar events, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of such Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company such Holder will deliver to the Company

(at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of such Prospectus covering such Registrable Securities current at the time of receipt of such notice.  The Company shall use its commercially reasonable efforts to insure that the use of the prospectus may be resumed as soon as practicable, and in any event shall not be entitled to require the Holder to suspend use of any prospectus for more than an aggregate of sixty (60) business days in any twelve-month period.

6.                                       Registration Expenses

(a)                                  All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all (i) registration and filing fees, fees and expenses associated with filings required to be made with the NASD, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or selling Holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or Holders of a majority of the Registrable Securities being sold may reasonably designate), (iii) printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses, and (iv) reasonable fees and disbursements of counsel for the Company and the Company’s independent certified public accountants (including the expenses of any special audit and “comfort” letters required by or incident to such performance) (all such expenses being herein called “Registration Expenses”) will be borne by the Company regardless whether the Registration Statement becomes effective; provided, however, that Registration Expenses shall not include (i) any transfer taxes relating to the sale or disposition of the Registrable Securities and (ii) all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities.  The Company, in any event, will pay the Company’s own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of any annual audit.

(b)                                 In connection with the any Registration Statement hereunder, the Company will reimburse the selling Holders of Registrable Securities being registered in such registration for the reasonable legal fees and disbursements of one counsel chosen by the selling Holders of a majority of such Registrable Securities (which shall be reasonably acceptable to the Company).

7.                                       Indemnification

(a)                                  Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder of Registrable Securities, their officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) (the “Holder Indemnified Parties”) against all losses, claims, damages, liabilities and expenses reasonably incurred by such party in connection with any actual or threatened action arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances under which such statement was made) not misleading, except insofar as the same arises out of or are based upon any such untrue statement or omission made in reliance on and in conformity with any information furnished in writing to the Company by any underwriter or any Holder or any of their counsel or other representatives expressly for use therein; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the preliminary Prospectus or Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in the Prospectus or an amendment or supplement to the Prospectus, as applicable, and the Holder thereafter fails to deliver such Prospectus or Prospectus as so amended or supplemented, as applicable, prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such Holder with a sufficient number of copies of the same.  The Company shall also indemnify underwriters participating in an underwritten offering pursuant to Section 3(b)(i) and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder Indemnified Parties, if requested.

(b)                                 Indemnification by Holder of Registrable Securities.  In connection with the  Registration of Registrable Securities, each Holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to, severally and not jointly, indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, managers and officers and each Person who controls the Company (within the meaning of the Securities Act), each underwriter participating in an underwritten offering pursuant to Section 3(b)(i) and each person controlling such underwriter within the meaning of the Securities Act (the “Registrant Indemnified Parties”) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact contained in any Registration Statement or Prospectus or any omission of a material fact required to be stated in the Registration Statement or Prospectus or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission relates to a Holder and is made in reliance on and in conformity with any information or affidavit furnished in writing by or on behalf of such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus (or information withheld from such written information and affidavits) or any grossly negligent or fraudulent action or inaction of such Holder.  In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.  The Registrant Indemnified Parties shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution of  Registrable Securities to the same extent above with respect to information or affidavit furnished in writing by or on behalf of such Persons as provided specifically for any Prospectus or Registration Statement.

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt notice to the Company or Holder of Registrable Securities, as the

case may be (in either case, as applicable, an “Indemnifying Party”), of any claim with respect to which it seeks indemnification and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to such Person; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the Indemnifying Party has agreed to pay such fees or expenses, (b) the Indemnifying Party has failed to assume the defense of such claim or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the Indemnifying Party with respect to such claims and the representation of both would be inappropriate (in which case, if the Person notifies the Indemnifying Party in writing that such Person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Person).  If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld).  No Indemnifying Party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Person entitled to indemnification a release from all liability in respect to such claim or litigation.  Any Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the reasonable fees and expenses of more than one counsel for all Persons entitled to indemnification by such Indemnifying Party with respect to such claim in any one jurisdiction, unless in the reasonable judgment of such Person a conflict of interest may exist between such Person and any other Person entitled to indemnification hereunder with respect to such claim and the representation of both would be inappropriate, in which event the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels, but only of one such additional counsel for each group of similarly situated Persons in any one jurisdiction.

(d)                                 Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to a Person entitled to indemnification or is insufficient to hold it harmless as contemplated by the preceding paragraphs (a) and (b), then the Indemnifying Party shall contribute to the amount paid or payable by such Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Person and the Indemnifying Party, but also the relative fault of such Person and the Indemnifying Party, as well as any other relevant equitable considerations, provided that no Holder of Registrable Securities shall be required to contribute an amount greater than the dollar amount of the proceeds received by such Holder of Registrable Securities with respect to the sale of any securities.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.                                       Rule 144.  The Company agrees to use commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if it is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144(k) under the Securities

Act), and it will take such further reasonable action requested by a Holder of Registrable Securities, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information and filing requirements.

9.                                       Participation in Underwritten Offerings.  No Holder of Registrable Securities may participate in any underwritten registration unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

10.                                 Miscellaneous.

(a)                                  Remedies.  Each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, in connection with the breach by the Company of its obligations to register the Registrable Securities will be entitled to specific performance of its rights under this Agreement.  The Company agrees that monetary damages  would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the Holders of the Company’s securities under any other agreements.

(c)                                  Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of this Agreement may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding Registrable Securities (excluding Registrable Securities held by the Company or one of its affiliates).

(d)                                 Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, facsimile or air courier guaranteeing overnight delivery:

(i)                                     if to the Company, to:

Broadwing Inc.
201 East Fourth Street

Cincinnati, OH  45202

(facsimile no.:  (513) 397-4177)
Attention:  Mark Peterson

with copies to:

Cravath, Swaine & Moore
825 Eighth Avenue
New York, NY  10019
(facsimile no.:  (212) 474-3700)
Attention:  William V. Fogg, Esq.

(ii)                                  if to the Purchasers, to:

GS Mezzanine Partners II, L.P.
GS Mezzanine Partners II Offshore, L.P.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004
(facsimile no.:  (212) 902-3000)
Attention:  Kaca Enquist

with copies to:

Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York  10004
(facsimile no.:  (212) 859-4000)
Attention:  F. William Reindel, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid if mailed; when answered back, if delivered by facsimile; and on the next business day if timely delivered, postage prepaid, to an air courier guaranteeing overnight delivery.

(e)                                  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

(f)                                    Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)                                 Legend.  Any certificate representing Warrants (or any other securities exercisable for or convertible into or exchangeable for Warrants) shall bear the following legend until such time as it is no longer applicable:

“THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT BETWEEN BROADWING INC. (THE “COMPANY”), GS MEZZANINE PARTNERS II, L.P. AND GS MEZZAINE PARTNERS II OFFSHORE, L.P., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH  REGISTRATION RIGHTS AGREEMENT.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.”

(i)                                     New York Law; Submission to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.  Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(j)                                     Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of any such provision in any jurisdiction in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)                                  Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter contained herein and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Equity Registration Rights Agreement as of the date first written above.

BROADWING INC.

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Vice President & Treasurer

GS MEZZANINE PARTNERS II, L.P.

By:	GS Mezzanine Advisors II, L.L.C.
its general partner

By:	/s/ Katherine B. Enquist
	Name:	Katherine B. Enquist
	Title:	Vice President

GS MEZZANINE PARTNERS II OFFSHORE, L.P.

By:	GS Mezzanine Advisors II, L.L.C.
its general partner

By:	/s/ Katherine B. Enquist
	Name:	Katherine B. Enquist
	Title:	Vice President